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
                                                                                                  Exhibit 11

                                         ENGINEERED SUPPORT SYSTEMS, INC.
                                STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                                                      Three Months Ended                 Nine Months Ended
                                                            July 31                           July 31
                                                  -------------------------        --------------------------
                                                     1998           1997              1998            1997
                                                  ----------     ----------        ----------      ----------
NET INCOME                                        $1,446,992     $1,297,657        $3,690,232      $3,198,793
                                                  ==========     ==========        ==========      ==========

BASIC EARNINGS PER SHARE

    Average shares outstanding                     4,790,372      4,726,484         4,766,985       4,755,138
                                                  ==========     ==========        ==========      ==========

                                                        $.30           $.27              $.77            $.67
                                                  ==========     ==========        ==========      ==========


DILUTED EARNINGS PER SHARE

    Average shares outstanding                     4,790,372      4,726,484         4,766,985       4,755,138

    Net effect of dilutive stock options<F1>         228,888        203,374           218,921         189,929
                                                  ----------     ----------        ----------      ----------
                                                   5,019,260      4,929,858         4,985,906       4,945,067
                                                  ==========     ==========        ==========      ==========
                                                        $.29           $.26              $.74            $.65
                                                  ==========     ==========        ==========      ==========

<F1> Based on the treasury stock method.

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